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                                                                    Exhibit 23.1

[GLJ LOGO GRAPHIC]

Gilbert Laustsen Jung
Associates Ltd. Petroleum Consultants
4100, 400 - 3rd Avenue S.W., Calgary, Alberta,
Canada T2P 4H2 (403) 266-9500 Fax (403) 262-1855







                               LETTER OF CONSENT









TO:  Ivanhoe Energy Inc.




We hereby consent to the inclusion in the Form 10-K of Ivanhoe Energy Inc. for 2002, of our report dated February 19, 2003 on oil and gas reserves of Ivanhoe Energy Inc. and subsidiaries.




                                                         Yours very truly,


                                                         GILBERT LAUSTSEN JUNG
                                                         ASSOCIATES LTD.


                                                         ORIGINALLY SIGNED BY


                                                         Wayne W. Chow, P. Eng.
                                                         Vice-President


Date:  February 26, 2003
Calgary, Alberta
CANADA